Exhibit 99.1

                                                                                                                          NEWS RELEASE

Ardent Mines Ltd., 100 Wall Street, New York, NY 10005

Company Contact:
Luciano Borges
President
Phone: 55.61.30334964
Phone: 855.ARDENTM (273.3686)
Email: info@ardentmines.com

Ardent Mines Receives Permit to Start Exploration Program at
Misty Hills (Serra do Sereno) Project in Carajás, Brazil

Samples at Misty Hills return positive results for gold and silver plus a significant grade for copper

New York, NEW YORK – August 23, 2012– Ardent Mines Ltd. (OTCQB: ADNT) (the "Company" or "Ardent Mines"), a precious resources exploration, development, and mining company focused on advancing its two gold properties in Brazil, announced that the Brazilian National Department of Minerals Production completed the legal procedures required to transfer exploration rights of the Misty Hills property to Ardent Mines, and that its Brazilian subsidiary, Gold Hills Mining Ltda., received a definitive exploration permit from the Ministry of Mines and Energy allowing the Company to commence its exploration program.

Mr. Luciano Borges, President of Gold Hills Mining Ltda. and President of Ardent Mines Ltd., commented, “Misty Hills is located within one of the premier mining districts in Brazil, well known worldwide for hosting significant iron, copper and gold deposits.  New discoveries are still being made in the area and many mines are currently under construction.  We look forward to commencing our exploration campaign at Misty Hills and reaching the same level of advances that have been made at our other property, Serra do Ouro (“Gold Hills”), where drilling is starting this week.”

Misty Hills is a highly mineralized area of 9,000 Hectares located in the Carajás Mineral Province, State of Para.  The property was initially prospected by Anglo American Brasil Ltda. which identified important gold and copper anomalies, forming a trend with a 23 km footprint.

The Misty Hills exploration activities are under the final planning stage, and the Company has three to six years under applicable authorizations to conclude the exploration work.

Mr. Borges, commenting on the results of sample tests completed at Misty Hills, stated, “The potential of the area was confirmed by a chemical analysis obtained from two rock samples collected during our due diligence period.  The tests provided positive results for gold and silver, as well as a high copper grade exceeding the detection limits of the standard analytical method used to test the samples.”

The rock samples at Misty Hills were completed by Acme Analytical Laboratories Ltd., Vancouver, British Columbia, an IS0 9001:2008 accredited facility.

About Ardent Mines

Ardent Mines plans to develop low cost gold mining operations in Brazil, a mining friendly jurisdiction on two primary projects, Gold Hills and Misty Hills.  Ardent Mines owns a 100% interest in Gold Hills Mining Ltda., which in turn owns mineral rights on 3,500 hectares, covering a highly-mineralized gold trend containing high grades of gold.  Ardent Mines also owns the mineral rights on the Serra do Sereno (Misty Hills) property, located in Carajás, Brazil, one of the better known mining districts in the world.  Ardent Mines is headquartered in New York, and has a field office in Brasilia.  The Company has 16.3 million shares outstanding, and trades under the ticker symbol ADNT.

For more information on Ardent Mines Ltd., visit its website at www. ardent mines .com.

Forward-Looking Statements

This press release contains "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  These forward-looking statements are based upon currently available competitive, geological, financial, and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain.  Our actual results may vary materially from those expressed in any forward-looking statements as a result of various factors and uncertainties.  Ardent Mines cannot provide assurances that any prospective matters described in the press release will be successfully completed or that Ardent Mines will realize the anticipated benefits of any mining activities or transactions.  Various risk factors that may affect our business, results of operations and financial condition are detailed from time to time in the Annual Report on Form 10-K and in the Current Reports on Form 8-K and other filings made by Ardent Mines with the U.S. Securities & Exchange Commission.  Ardent Mines undertakes no obligation to update information contained in this release.

Neither the OTC nor any Market Regulation Services Provider (as that term is defined in the policies of the OTC and SEC) accepts responsibility for the adequacy or accuracy of this release.